Exhibit 16.1

Messineo & Co., CPAs LLC 2471 N McMullen Booth Road, Suite 302 Clearwater, FL 33759-1362 T: (518) 530-1122 F: (727) 674-0511

Exhibit 16.1

Office of the Chief Accountant
Securities and Exchange Commission
100 F Street, NE
Washington, D.C. 20549

September 18, 2015

Dear Sir/Madam:

We have read the statements included in the Form 8-K dated September 16, 2015 of Asia Equity Exchange Group, Inc., to be filed with the Securities and Exchange Commission and are in agreement with the statements contained in Item 4.01 insofar as they relate to our firm.

Very truly yours,
Messineo & Co., CPAs, LLC
Clearwater, Florida